UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (Date of earliest event reported):  December 17, 2012

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (IRS Employer Identification No.)

2105 CityWest Boulevard, Suite 500 Houston, Texas 77042 (Address of principal executive offices, including zip code)

(713) 623-0060 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

On December 17, 2012, Omega Protein Corporation. (the “Company”) issued a press release announcing that the Atlantic States Marine Fisheries Commission (“ASMFC”) has approved a 20% reduction for the Atlantic Coast menhaden bait and reduction fisheries.  This press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Approximately 31% of the Company’s production of fish meal, oil and solubles and approximately 35% of its fish catch comes from its Atlantic operations, based on the most recent five year average (2007-2011) . The Company is reviewing various measures that it might take in connection with its Atlantic operations to more closely align its Atlantic operations’ cost structure with the lower fish catch expected to result from the ASMFC restrictions.

The ASMFC recommendations must still be ratified  by the member ASMFC states and particularly Virginia where the majority of the Company’s Atlantic production is caught. In Virginia, this decision  will be made by the Virginia legislature, which is expected to begin its next session in January 2013.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements, Pro Forma Financial Information and Exhibits

(d)        Exhibits

99.1      Text of Press Release dated December 17, 2012 titled “Omega Protein Announces Atlantic States Marine Fisheries Commission Votes for Menhaden Restriction Regulations.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2012

OMEGA PROTEIN CORPORATION

	By:	/s/ John D. Held
John D. Held Executive Vice President and General Counsel